Exhibit 10.8

MARKETWISE, INC. 2021 INCENTIVE AWARD PLAN
STOCK APPRECIATION RIGHTS GRANT NOTICE
Capitalized terms not specifically defined in this Stock Appreciation Right Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of MarketWise, Inc. (the “Company”).
The Company has granted to the participant listed below (“Participant”) the stock appreciation right described in this Grant Notice (the “SAR”), subject to the terms and conditions of the Plan and the Stock Appreciation Right Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to SAR:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule:	The SAR shall vest with in four equal installments on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date, subject to the Participant’s employment with or engagement to provide services to the Company and its Affiliates through each vesting date.
By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

MARKETWISE, INC.	PARTICIPANT

By:
Name:	[Participant Name]
Title:

Exhibit A
STOCK APPRECIATION RIGHT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Grant of SAR. The Company has granted to Participant the SAR effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2    Incorporation of Terms of Plan. The SAR is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
ARTICLE II.
PERIOD OF EXERCISABILITY
2.1    Commencement of Exercisability. The SAR will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the SAR would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the SAR will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.
2.2    Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the SAR which vests and becomes exercisable will remain vested and exercisable until the SAR expires. The SAR will be forfeited immediately upon its expiration.
2.3    Expiration of SAR. The SAR may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)    The final expiration date in the Grant Notice;
(b)    Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;
(c)    Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and
(d)    Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.
ARTICLE III.
EXERCISE OF SAR
3.1    Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the SAR. After Participant’s death, any exercisable portion of the SAR may, prior to the time the SAR expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2    Partial Exercise. Any exercisable portion of the SAR or the entire SAR, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the SAR or portion thereof expires, except that the SAR may only be exercised for whole Shares.
3.3    Payment Upon Exercise. Any payment in respect of the exercise of the SAR in accordance with this Section 3 above shall be in an amount equal to (x) the number of vested Shares underlying the SAR subject to such exercise, multiplied by (y) the excess, if any, of (A) the per-Share Fair Market Value on the date of such exercise over (B) the Exercise Price per Share set forth in the Grant Notice (the “SAR Amount”). The SAR Amount shall be paid by the Company or any of its affiliates in a number of Shares having an aggregate Fair Market Value equal to the SAR Amount, as determined by the Administrator within sixty days following the date the payment becomes due.
3.4    Tax Withholding.
(a)    The Participant shall satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the SAR through the surrender of Shares, as set forth in Sections 9.5 of the Plan. The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the SAR, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the SAR. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the SAR or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the SAR to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the SAR is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the SAR) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
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4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the SAR will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the SAR, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the SAR, as and when exercised pursuant to the terms hereof.
4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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